UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   March 15, 2014

ISLAND BREEZE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53452	27-1742696
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

211 Benigno Blvd, Ste# 201, Bellmawr, NJ	08031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 931-1505

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

ITEM 8.01.            Other Events

On March 15, 2014, our subsidiary, IBI Palm Beach, LLC dba Island Breeze Casino (“Island Breeze Casino”), commenced operations from the Port of Palm Beach with a “soft launch”. The grand opening weekend commenced with a private invitation only event on Thursday, March 27, 2014 with normal cruise operations starting Friday March 28, 2014.  Island Breeze Casino cruises are generally offered twice daily at 11 am and 6:30 pm from the Port of Palm Beach.

The company’s vessel, the m/v Island Breeze II, features three levels of gaming options: table games including craps, roulette, mini baccarat, and blackjack, plus a sports book, and more than 200 state-of-the-art slot machines.  Island Breeze Casino also features a Jamie Gold branded Poker Room, with appearances by the 2006 World Series of Poker Main Event Champion.  Day or evening cruises can be purchased for $10 per person, plus buffet dining at $10 on the day cruise, and $15 for the evening cruise. Reservations can be made on www.ibreezecasino.com or by calling 561-410-SHIP (7447).  IBI Palm Beach, LLC dba Island Breeze Casino was organized in the State of Florida and maintains its principal place of business at 1 East 11th Street, #500, Riviera Beach, FL 33404 U.S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ISLAND BREEZE INTERANTIONAL, INC.

Date: April 1, 2014	By:	/s/ Steven G. Weismann
Steven G. Weismann, Chief Financial Officer